UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2025
Astec Industries, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road, Chattanooga, Tennessee 37421
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (423) 899-5898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASTE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition

On April 29, 2025, Astec Industries, Inc. (the "Company") reported results of operations for the three months ended March 31, 2025. A copy of that press release attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On April 29, 2025 the Company also announced that the Company has entered into a definitive agreement (the "Agreement") to acquire TerraSource Holdings, LLC ("TerraSource"), a market-leading manufacturer of material processing equipment and related aftermarket parts serving complementary crushing, screening and separation applications. Pursuant to the Agreement, on the terms and subject to the conditions therein, the Company has agreed to acquire 100% of the equity interests of TerraSource for $245.0 million in cash, subject to customary adjustments. A copy of that press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Current Report on Form 8-K under Items 2.02 and 7.01 (including Exhibit 99.1 hereto) is being "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits
(d)Exhibits

99.1	News release dated April 29, 2025
104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astec Industries, Inc.

Date: April 29, 2025	By:	/s/ Brian J. Harris
Brian J. Harris
Chief Financial Officer